Exhibit 5.2

May 31, 2020

Titan Medical Inc.
155 University Avenue, Suite 750
Toronto, ON
M5H 3B7
Registration Statement on Form F-1
Dear Sirs/Mesdames:
          We have acted as Canadian special counsel to Titan Medical Inc., a corporation incorporated under the Business Corporations Act (Ontario) (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, of a registration statement on Form F-1 (the “Registration Statement”), relating to the potential issuance by the Company of up to 15,116,950 shares of the Company’s common stock (the “Warrant Shares”), issuable upon exercise of outstanding common share purchase warrants issued on August 10, 2018 (the “2018 Warrants”) and March 21, 2019 (the “2019 Warrants” and, together with the 2018 Warrants, the “Warrants”). The outstanding 2018 Warrants to purchase a total of 6,661,068 Warrant Shares are exercisable until August 10, 2023 at an exercise price of $2.92 per Warrant Share and the outstanding 2019 Warrants to purchase a total of 8,455,882 Warrant Shares are exercisable until March 21, 2024 at an exercise price of $3.95 per Warrant Share, in each case subject to adjustment.
For the purposes of the opinion expressed herein, we have examined the Registration Statement and such other documents, records and instruments as we have deemed necessary. As to matters of fact material to the opinions expressed herein, we have relied on (a) information in public authority documents (and all opinions based on public authority documents are as of the date of such public authority documents and not as of the date of this opinion letter), and (b) factual information provided in certificates of officers of the Company. We have not independently verified the facts so relied on.
          In examining all documents and in providing our opinion expressed herein we have assumed that:
(a)	all individuals had the requisite legal capacity;

(b)	all signatures are genuine;

(e)	all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial, electronic or other copies conform to the originals;

(f)	all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate;

(g)	all facts set forth in the certificates supplied by the respective officers and directors, as applicable, of the Company are complete, true and accurate; and

(h)	the Warrant Shares shall have been issued and delivered in accordance with the terms of the Warrants.
          Our opinion is expressed only with respect to the laws of the Province of Ontario (the “Jurisdiction”) and the laws of Canada applicable therein. Any reference to the laws of the Jurisdiction includes the laws of Canada that apply in the Jurisdiction.
          Our opinion is expressed with respect to the laws of the Jurisdiction in effect on the date of this opinion. We have no responsibility or obligation to (i) update this opinion, (ii) take into account or inform the addressee or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express, or (iii) advise the addressee or any other person of any other change in any matter addressed in this opinion, nor do we have any responsibility or obligation to consider the applicability or correctness of this opinion to any person other than the addressee.

          Where our opinion refers to any of the Warrant Shares as being issued as being “fully-paid and non-assessable”, such opinion assumes that all required consideration (in the form required by the terms of the Warrants) has been received by the Company and no opinion is expressed as to the adequacy of any such consideration paid or provided.
          Based and relying upon the foregoing, we are of the opinion that Warrant Shares, when issued, delivered and paid for upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.
          This opinion has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement, the Warrants or the Warrant Shares.
          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” and “Enforcement of Civil Liabilities” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under the he United States Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. This opinion may not be quoted from or referred to in any documents other than the Registration Statement as provided for herein without our prior written consent.
Yours truly,
(signed) Borden Ladner Gervais LLP